Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Dan Coccoluto	Leanne Agurkis
Omtool, Ltd.	Blanc and Otus
Chief Financial Officer	Investor Relations
978-327-5700	386-738-1912
coccoluto@omtool.com	lagurkis@blancandotus.com

Omtool Announces Nasdaq Capital Market Listing Deficiency

Andover, Mass., May 22, 2007 — Omtool, Ltd. (NASDAQ: OMTL), a leading provider of document handling solutions and services, today announced that it has received a letter, dated May 16, 2007 from the Listing Qualifications Department of the Nasdaq Stock Market stating that Omtool does not comply with Marketplace Rule 4310(c)(2)(B), which requires companies listed on The Nasdaq Capital Market to have (i) a minimum of $2,500,000 in stockholders’ equity; (ii) a market value of listed securities of $35,000,000; or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

Nasdaq’s letter to Omtool noted that, under the circumstances described above, Nasdaq is reviewing the Company’s eligibility for continued listing on The Nasdaq Capital Market. To facilitate this review, Nasdaq requested that Omtool provide, on or before May 31, 2007, a plan to achieve and sustain compliance with all the listing requirements of The Nasdaq Capital Market, including the time frame for completion of the plan. Omtool is exploring various ways to preserve its listing on The Nasdaq Capital Market, including exploring and reviewing a broad range of strategic and financial alternatives.

About Omtool, Ltd.

Omtool, Ltd. is a leading provider of document handling solutions that simplify the integration of paper and electronic documents in enterprise information management systems. Our flagship product family, AccuRoute, streamlines the capture, conversion, communication, and archive of paper and electronic documents, enabling fast, secure, and simultaneous distribution to multiple destinations in multiple formats. AccuRoute products deliver faster, more efficient workflows, while reducing cost, complexity and risk. Omtool solutions are used worldwide by businesses in document-intensive industries that demand secure handling, integration and tracking of documents in full compliance with a range of regulatory requirements. Based in Andover, Massachusetts with offices in the United Kingdom, Omtool can be contacted at 1-800-886-7845 or www.omtool.com.

This press release contains forward-looking statements, including, without limitation, statements regarding Omtool’s acquisition of BlueChip Technologies and the benefits thereof; Omtool’s objectives and expectations for future financial and operating performance; strategic and financial alternatives; customer interest in Omtool’s Genifax™ and AccuRoute® products; long-term sales strategy; distribution channels; and the future plans of Omtool’s management. These forward-looking statements are neither promises nor guarantees, and are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in these forward-looking statements, including but not limited to, risks associated with the continuation of Omtool’s operating losses; the pursuit of strategic and financial alternatives; the introduction of new product offerings, including the AccuRoute, Genidocs™ and Genifax software products; the success of Omtool’s channel sales strategies, business partner strategies and new sales and marketing efforts; Omtool’s investments in vertical markets, including legal, financial services and healthcare; the continuation of market demand for fax-based software solutions; fluctuations in quarterly results of operations; changes in the regulatory environment; dependence on continuing growth in the number of organizations implementing secure electronic document exchange; competition; product enhancements; product concentration; declines in Omtool’s legacy fax business; seasonality; international sales; Omtool’s ability to manage expansion; Omtool’s ability to obtain desired financing; acquisitions and integration of complementary businesses; Omtool’s ability to comply with the listing requirements of The Nasdaq Capital Market; and those other risk factors described in Omtool’s periodic reports and registration statements as filed with the Securities and Exchange Commission (SEC), including Omtool’s Annual Report on Form 10-K filed with the SEC on March 26, 2007, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 15, 2007. Reported results should not be considered an indication of future performance. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Omtool undertakes no responsibility to update any such forward-looking statements.